Exhibit (a)(1)(E)

Summary of Individual Eligible Options

As of August 2, 2013

Name	ID Number	Grant Date	Expiration Date	Remaining Life in Years	Exercise Price		Remaining Option Shares	Option Shares Vested
John Doe	####	##/##/##	##/##/##	#.#	$	##.##	#,###	#,###